UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 14, 2017
Pitney Bowes Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-3579	06-0495050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 3001 Summer Street, Stamford, Connecticut	06926
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 356-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 10, 2017, Steven J. Green, Vice President Finance and Chief Accounting Officer of Pitney Bowes Inc. (the “Company”), announced his retirement effective as of August 4, 2017.

Effective as of August 4, 2017, Joseph R. Catapano will become the Company’s principal accounting officer and will assume the title of Vice President, Chief Accounting Officer of the Company. Mr. Catapano has been with the Company since 1997 and has served as Vice President and Controller since 2008, prior to which he served as Vice President of Finance for the Company’s mailing businesses in the U.S., Canada, and South America and held positions of increasing responsibility in the Corporate Controller’s group. Before joining the Company, Mr. Catapano was an Audit Manager with KPMG Peat Marwick.

There are no arrangements or understandings between Mr. Catapano and any other person pursuant to which Mr. Catapano was selected as Vice President, Chief Accounting Officer. He is not related to any director or any other executive officer of the Company. Mr. Catapano has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.    Description of Exhibit
99.1     Press release of Pitney Bowes Inc. dated July 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

By: /s/ Daniel J. Goldstein
Name: Daniel J. Goldstein
Title: Executive Vice President and Chief
Legal Officer and Corporate Secretary